Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:

Allegiance Telecom, Inc., et al.	03-13057 (RDD)
Debtor(s)	Case No.

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM MARCH 1, 2004 TO MARCH 31, 2004

DEBTORS’ ADDRESS:	Allegiance Telecom, Inc.
Attn: Christine Kornegay
9201 North Central Expressway
Dallas, TX 75231

DEBTORS’ ATTORNEY:	Kirkland & Ellis
Attn: Jonathan Henes
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675

($ in thousands)

CONSOLIDATED MONTHLY DISBURSEMENTS:	$105,970

CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):	$(9,604)

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ G. Clay Myers

April 30, 2004

G. Clay Myers Senior Vice President of Finance and Accounting	Date

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$247,020
Short-term investments	2,516
Accounts receivable, net	116,161
Prepaid expenses and other current assets	21,517
Total current assets	387,214

Property and equipment, net	633,204
Deferred debt issuance costs, net	13,500
Long-term investments, restricted	7,565
Other assets, net	18,840

Total assets	$1,060,323

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$26,256
Accrued liabilities and other current liabilities	67,833
Total current liabilities	94,089

Liabilities Subject to Compromise:
Accounts payable and other claims	188,747
Senior secured credit facilities	477,827
Notes payable and accrued interest	668,675
Total liabilities subject to compromise	1,335,249

Stockholders’ Deficit:
Preferred stock	—
Common stock	1,252
Common stock in treasury, at cost	(45)
Common stock warrants	1,857
Additional paid-in capital	1,806,872
Accumulated deficit	(2,178,951)
Total stockholders’ deficit	(369,015)
Total liabilities and stockholders’ deficit	$1,060,323

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

MONTH ENDED MARCH 31, 2004

(in thousands)

Revenues	$58,118

Operating Expenses:
Network	20,774
Selling, general and administrative	24,714
Depreciation and amortization	17,137
Non-cash deferred compensation	179
Total operating expenses	62,804
Loss from operations	(4,686)

Other Income (Expense):
Interest income	182
Interest expense	(3,105)
Total other income (expense)	(2,923)
Net loss before reorganization items	(7,609)

Reorganization Items:
Professional fees	(2,193)
Other restructuring gains (losses)	198
Total reorganization items	(1,995)

Net Loss	$(9,604)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

MONTH ENDED MARCH 31, 2004

(in thousands)

Cash flows from operating activities:
Net loss	$(9,604)
Adjustments to reconcile net loss to cash used in operating activities—
Reorganization expenses, net	1,831
Depreciation and amortization	17,137
Provision for uncollectible accounts receivable	926
Amortization of deferred debt issuance costs	116
Amortization of deferred compensation	179
Changes in assets and liabilities—
Increase in accounts receivable	(8,862)
Increase in prepaid expenses and other current assets	(4,038)
Increase in other assets	(92)
Decrease in accounts payable	(1,341)
Increase in accrued liabilities and other current liabilities	3,215
Net cash used in operating activities before reorganization items	(533)

Cash flows from reorganization items:
Reorganization expenses, net	(1,831)
Net restructuring gains	(198)
Decrease in post-petition restructuring accruals	(202)
Increase in liabilities subject to compromise	1,566
Net cash used in operating activities	(1,198)

Cash flows from investing activities:
Purchases of property and equipment	(592)
Net cash used in investing activities	(592)

Cash flows from financing activities:
Payments on capital lease obligations	(546)
Net cash used in financing activities	(546)

Decrease in cash and cash equivalents	(2,336)
Cash and cash equivalents, beginning of period	249,356
Cash and cash equivalents, end of period	$247,020

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,655

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

MONTH ENDED MARCH 31, 2004

(in thousands)

Payroll Taxes:
Gross wages and salaries paid or incurred	$22,323

Payroll taxes withheld	$5,274
Employer Payroll tax contributions incurred	1,916
Total payroll taxes	$7,190

Amount of payroll tax remitted to taxing agency	$7,190

Date(s) remitted to taxing agency	various dates during March 2004

Sales Taxes:
Gross taxable sales	$24,294
Sales taxes collected	1,420

Amount of sales tax remitted to taxing agency	$1,420

Date(s) remitted to taxing agency	various dates during April 2004

Property taxes paid	$229

Other taxes paid	$4,858

The information reported above is presented on a cash basis, and therefore may not be comparable to similarly titled measures derived pursuant to generally accepted accounting principles.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED MONTHLY OPERATING REPORT

FOR THE MONTH ENDED MARCH 31, 2004

(dollars in thousands)

1.  General:

Allegiance Telecom, Inc. is a facilities-based national local exchange carrier that provides integrated telecommunications services to business, government and other institutional users in major metropolitan areas across the United States of America and it is focused primarily on small to medium-sized businesses. Allegiance Telecom, Inc. was incorporated on April 22, 1997, as a Delaware corporation, and it and its subsidiaries are generally referred to herein as the “Company.”

The Company offers services in 36 of the largest metropolitan areas in the United States of America as follows: Atlanta, Austin, Baltimore, Boston, Chicago, Cleveland, Dallas, Denver, Detroit, Fort Lauderdale, Fort Worth, Houston, Long Island, Los Angeles, Miami, Minneapolis/St. Paul, New York City, Northern New Jersey, Oakland, Ontario/Riverside, Orange County, Philadelphia, Phoenix, Pittsburgh, Portland, Sacramento, St. Louis, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Washington, D.C., West Palm Beach/Boca Raton and White Plains.

Voluntary Bankruptcy Filing.  On May 14, 2003 (the “Commencement Date”), Allegiance Telecom, Inc. and all of its direct and indirect wholly owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to facilitate the restructuring of the Company’s debt, trade liabilities and other obligations. The reorganization is being jointly administered under the caption “In re Allegiance Telecom, Inc., et al. Case No. 03-13057 (RDD)”(the “Chapter 11 cases”). The Company is currently operating as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as debtors-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including most actions to collect pre-petition indebtedness or to exercise control of the property of the Company’s estate. Absent an order of the Bankruptcy Court, in Chapter 11 substantially all pre-petition liabilities will be addressed under a plan of reorganization. The Bankruptcy Court established November 26, 2003 as the bar date for filing proofs of claims. The aggregate amount of pre-petition claims is not known at this time since the claims are still being reviewed and not all of the contract rejection claims have yet been filed.

Under Section 365 of the Bankruptcy Code, the Company may assume or reject certain pre-petition executory contracts and unexpired leases, including leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. In general, rejection of a pre-petition unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract, generally resulting in any breach damages being treated as pre-petition liabilities. Subject to certain exceptions, a rejection relieves the Company of performing future obligations under an unexpired lease or contract but entitles the counterparty to a pre-petition general unsecured claim for damages, if any, against the Company’s estate caused by the rejection. Counterparties to these rejected contracts or unexpired leases may file proofs of claim against the Company’s estate for such damages, if any. Generally, the assumption of a pre-petition executory contract or unexpired lease requires a debtor to cure most existing financial defaults, if any, including payment of any pre-petition amounts outstanding under such executory contract or unexpired lease. Due to the uncertain nature of many of the potential rejection and abandonment related claims and to the uncertain amount needed for cure payments, the Company cannot presently determine with certainty the ultimate aggregate liability that will result from cures or the filing of claims relating to such pre-petition contracts and unexpired leases that have been or may be assumed or rejected.

The United States Trustee for the Southern District of New York has appointed an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters related to the Company’s Chapter 11 cases that come before the Bankruptcy Court. The rights and claims of various creditors and security holders will be determined by a plan of reorganization that is confirmed by the Bankruptcy Court. Under the priority rules established by the Bankruptcy Code, certain post-petition liabilities and certain pre-petition liabilities (e.g., senior secured debt) are given priority over unsecured pre-petition indebtedness and need to be satisfied before unsecured creditors or stockholders are entitled to any distribution.

Asset Purchase Agreements.  The Company had discussions with various third parties who were interested in purchasing some or all of the Company through the bankruptcy process, either through a 363 sale (a sale pursuant to Section 363 of Chapter 11 of the Bankruptcy Code) or in connection with a plan of reorganization. On December 18, 2003, the Company signed an Asset Purchase Agreement with Qwest Communications International Inc. to purchase substantially all of the assets of the Company, except for the Company’s customer premises equipment sales and maintenance business, dedicated dial-up access services business operated under an agreement with Level 3 Communications, LLC (“Level 3”), shared hosting, and certain other assets.

On December 18, 2003 the Company filed with the Bankruptcy Court a Motion For Orders Pursuant To Sections 105(a), 363, 365 And 1146(c) Of The Bankruptcy Code: (A)(i) Fixing The Time, Date And Place For The Bidding Procedures Hearing And (ii) Approving The No-Shop Provisions Set Forth In The Asset Purchase Agreement With Qwest Communications International Inc.; (B)(i) Establishing Bidding Procedures And Bid Protections In Connection With The Sale Of Substantially All Of The Assets Of The Debtors, (ii) Approving The Form And Manner Of Notices, (iii) Approving The Asset Purchase Agreement Subject To Higher And Better Offers And (iv) Setting A Sale Approval Hearing Date; And (C)(i) Approving The Sale To Qwest Communications International Inc. Free And Clear Of All Liens, Claims And Encumbrances, (ii) Authorizing The Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases And (iii) Granting Related Relief (the “Bidding Procedures Motion”). On January 9, 2004, the Bankruptcy Court approved the motion establishing certain bidding procedures and approved the Qwest Asset Purchase Agreement subject to higher and better offers.

On February 12 and 13, 2004, the Company conducted an auction for the Company in which on February 13, 2004, XO Communications, Inc. (“XO”) was selected as the winning bidder based on its offer of approximately $311 million in cash and approximately 45.38 million shares of XO common stock. On February 18, 2004 the Company entered into an Asset Purchase Agreement with XO. On February 20, 2004, the Bankruptcy Court entered its Order (I) Approving the Sale Free and Clear of All Liens, Claims and Encumbrances to the Successful Bidder, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (III) Granted Related Relief. Under the XO Asset Purchase Agreement, XO will purchase the stock of the operating subsidiaries of the Company as well as substantially all of the other assets of the Company, except its customer premises installation and maintenance business, the dedicated dial-up access services business operated under an agreement with Level 3, the shared hosting business, and certain other assets. The transaction is structured so that once certain governmental approvals are received and certain other conditions are met, XO is obligated to place into escrow the consideration for the purchase and XO will be able to operate the assets it is acquiring subject to the Company’s consent and in accordance with applicable law, regulations, and tariffs. There government approvals were obtained on April 5, 2004, and the escrow funding occurred on April 14, 2004. Since XO has now funded the purchase price into escrow under the XO Asset Purchase

Agreement, XO has now assumed the risk of loss of the Company’s business and XO’s obligation to close the sale has become unconditional and irrevocable subject to the Company’s ability to terminate the XO Asset Purchase Agreement under certain specified circumstances. The XO Asset Purchase Agreement provides that the Company may terminate the XO Asset Purchase Agreement after funding into escrow has occurred but before final closing, if, among other things, XO breaches the XO Asset Purchase Agreement. Final closing under the XO Asset Purchase Agreement is scheduled to occur as part of the confirmation and effectiveness of the Company’s plan of reorganization unless either party elects to proceed without a plan of reorganization.

XO is currently operating the acquired assets of the Company pursuant to an operating agreement subject to the Company’s consent and in accordance with applicable law, regulations, and tariffs. For the services provided by XO, the Company will pay XO the costs of operating the acquired assets (including reimbursing costs associated with those acquired assets) plus thirty percent; provided, however, that XO shall be paid solely out of the revenues generated by the acquired assets and are collectible solely from the cash receipts relating to the acquired assets. In the event that the cash receipts do not cover the costs to operate the acquired assets, the Company has no obligation to reimburse XO for any costs in excess of the cash receipts; provided, however, that any shortfall may be recovered from any months where the cash receipts from the acquired assets are in excess of XO’s fees for operating the acquired assets. The operating agreement expires once all consents have been obtained to transfer the acquired assets to XO and the assets have been transferred to XO.

Under the XO Asset Purchase Agreement, XO will determine the contracts that it is assuming and those that the Company may reject on closing. Contracts that XO has requested that the Company reject may create additional liabilities for the Company.

At this time, it is not possible to predict when and whether final closing will occur under the XO Asset Purchase Agreement. In addition, there can be no assurance that the Company will be able to sell certain assets to Qwest or other interested parties if the XO transaction does not close. Finally, there can be no assurance that if the Company is not sold that it will be able to successfully reorganize and emerge from bankruptcy. The Company cannot accurately predict the effect of the Chapter 11 reorganization process on its business, its creditors or its stockholders or when or if the Company may emerge from Chapter 11. The Company’s future results depend on the timely and successful confirmation and implementation of a plan of reorganization. No assurance can be given that the Company will be successful in reorganizing its affairs within the Chapter 11 proceedings.

Plan of Reorganization.  In order to reorganize and emerge from Chapter 11 successfully, the Company will need to propose and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. As provided by the Bankruptcy Code, the Company initially had the exclusive right to file a plan of reorganization for 120 days from the Commencement Date, which expired September 11, 2003. Under various stipulations and orders, the initial exclusivity period has been extended until July 14, 2004.

On April 22,  2004, the Company filed an amended disclosure statement and a proposed amended plan of reorganization with the Bankruptcy Court. The proposed plan of reorganization addresses, among other things, the treatment of pre-petition obligations. This proposed plan of reorganization provides that all unsecured creditors of the Company will need to be satisfied before any distribution to all stockholders of Allegiance Telecom, Inc. As a result, the proposed plan of reorganization will result in holders of the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 receiving less than the face value of such notes as part of the plan of reorganization. Additionally, based on the proposed plan of reorganization filed by the Company, holders of the Company’s common stock will probably receive no value as part of the reorganization.   On April 22, 2004, the Bankruptcy Court entered its order approving this amended disclosure statement and approving the procedures for soliciting, balloting, voting and objecting as it related to this proposed amended plan of reorganization.

Unless an election is made to close the transactions in accordance with the XO Asset Purchase Agreement under Section 363 of the Bankruptcy Code, the closing under the XO Asset Purchase Agreement is scheduled to occur prior to or simultaneously with the effectiveness of the plan of reorganization. If the plan of reorganization is not confirmed, or, if the plan is not confirmed and exclusivity has expired, the Company, or any other party in interest, could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization or continuation of the Company’s business or an orderly liquidation of the Company’s assets.

Statement of Position 90-7.  The consolidated monthly operating report has been prepared in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). Pursuant to SOP 90-7, the Company’s pre-petition liabilities that are subject to compromise are reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Bankruptcy Court.

Pursuant to SOP 90-7, an objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding.  For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately in the consolidated statement of operations as reorganization items.

Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount, which generally results in the write-off of any deferred financing amounts associated with the debt.  Only certain claims relating to pre-petition debt have been allowed by the Bankruptcy Court as of the date of this Operating Report.  As a result, a majority of pre-petition debt subject to compromise is recorded at pre-petition value.

Certain pre-petition debt that is classified as subject to compromise, specifically the senior secured credit facilities, continues to accrue interest. Interest on the remaining pre-petition debt subject to compromise ceased to accrue on the Commencement Date. On December 18, 2003, the Company received final Bankruptcy Court approval for the continued use of its cash collateral under a Second Amended Final Order Authorizing Use of Cash Collateral by Consent (the “Second Amended Cash Collateral Order”). The Second Amended Cash Collateral Order among other things: (1) restricts the Company’s use of cash, (2) requires the Company to prepare and follow a budget and maintain a minimum weekly cash balance, and (3) requires the Company to provide certain financial, operational and other information to its senior lenders and the Creditors’ Committee. Under this Second Amended Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit agreement.

Under various stipulations and orders, the expiration date of the Second Amended Cash Collateral Order has been extended.  On March 31, 2004, the Bankruptcy Court entered a stipulation and order that extends the expiration date for the approval for the continued use of cash collateral under of the Second Amended Cash Collateral Order to July 14, 2004.

The Company has not completed the process of reconciling its pre- and post-petition liabilities, and the amounts are subject to reclassification in future consolidated monthly operating reports.

Consolidation.  The accompanying financial statements include the accounts of Allegiance Telecom, Inc. and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated.

3.  Summary of Significant Accounting Policies:

Consolidation.  The accompanying financial statements include the accounts of Allegiance Telecom, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents.  The Company includes as cash and cash equivalents, cash, marketable securities and commercial paper with maturities of three months or less at the date of purchase.

Short-Term Investments.  Short-term investments consist primarily of certificates of deposit and commercial paper with original maturities between three and 12 months at the date of purchase. Such short-term investments are carried at their accreted value, which approximates fair value. Short-term investments are held to maturity and unrealized gains and losses are not significant at December 31, 2003.

Long-term Investments, Restricted.  Restricted long-term investments consist of certificates of deposits maintained to secure letters of credit with terms exceeding 12 months. These investments are carried at their accreted value, which approximates fair value. Long-term investments are held to maturity and unrealized gains and losses are not significant at December 31, 2003.

Prepaid Expenses and Other Current Assets.  Prepaid expenses and other current assets consist of prepaid services, prepaid rent, prepaid insurance and refundable deposits. Prepayments are expensed on a straight-line basis over the corresponding life of the underlying agreements.

Financial Instruments.  The carrying value of the Company’s cash, short-term investments, accounts receivable and accounts payable approximates their fair value. At December 31, 2003, the Company’s 11 3/4% senior discount notes due 2008, 12 7/8% senior discount notes due 2008 and senior secured credit facilities were all trading at values below their carrying value. The carrying value of these debt instruments in the Company’s consolidated financial statements is significantly higher than their fair value.

Property and Equipment.  Property and equipment includes network equipment, land, leasehold improvements, software, office equipment, furniture and fixtures and construction-in-progress. These assets are stated at cost, which includes direct costs and capitalized interest and are depreciated over their respective useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets.  The Company reviews the carrying values of property and equipment and intangible assets for impairment whenever current events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present, the Company analyzes the projected undiscounted cash flows associated with property and equipment and intangible assets to determine the fair value of these assets. If the assets are determined to be impaired, a loss is recorded in the amount that the carrying value of the assets exceeds their fair value.

In accordance with the guidance provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of

Long-Lived Assets,” the Company considered the bankruptcy filing on May 14, 2003 and the pending sale of the business as of December 31, 2003 triggering events which required that the Company’s long-lived assets be evaluated for impairment. Based on the expected consideration from the sale of the majority of the Company’s assets to XO approved by the Bankruptcy Court on February 20, 2004, it was determined that the proceeds generated from the sale are sufficient to recover the current carrying value of the Company’s long-lived assets.

Under accounting guidelines commonly referred to as “fresh start”, the fair value of all assets of the Company will be estimated as it emerges from bankruptcy in conformity with accounting principles generally accepted in the United States of America, specifically by Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under fresh start accounting, an enterprise value will be determined based on a plan of reorganization for the Company and will be used to determine the fair value of all the Company’s assets and liabilities. The assumptions in a plan of reorganization may vary from the assumptions used by the Company to evaluate impairment of long-lived assets; therefore the fair values assigned to the assets upon emergence may be different than the carrying values reflected in this Operating Report. As a result, an adjustment to the fair value of long-lived assets may be required.

Deferred Debt Issuance Costs.  Deferred debt issuance costs include costs incurred by the Company in raising debt proceeds. These costs were being amortized to interest expense over the life of the related debt before the Commencement Date. In accordance with SOP 90-7, the Company stopped recording interest expense on the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 as of the Commencement Date.  Accordingly, the deferred debt issuance costs related to this debt is no longer being amortized.  Under the Second Amended Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit facilities.  Accordingly, the deferred debt issuance costs related to the senior secured credit facilities continue to be amortized to interest expense over the life of the debt.

Intangible Assets.  Intangible assets are included in other assets and consist primarily of acquired customer lists with definite useful lives. These intangible assets are amortized on a straight-line basis over their estimated useful lives, generally ranging from one to three years.

Restricted Investments.  Short-term and long-term restricted investments include certificates of deposit held as collateral for letters of credit issued on behalf of the Company.

Revenue Recognition.  Revenues for voice, data and other services to end users are recognized in the month in which the service is provided. Amounts invoiced and collected in advance of services provided are recorded as deferred revenue and are recognized as revenue over the period that the services are provided (see Note 6 for amounts of deferred revenue). Revenues for carrier interconnection, access and reciprocal compensation are recognized in the month in which the service is provided, except when realization of these revenues is not reasonably assured. The ability of competitive local exchange carriers (such as the Company) to earn local reciprocal compensation revenues and access revenues is the subject of numerous regulatory and legal challenges. Until these issues are ultimately resolved, the Company’s policy is to recognize this revenue only when realization is reasonably assured.

For customer premises equipment contracts, revenue is recognized using the percentage-of-completion method, based on the percentage which incurred contract costs to date bear to total estimated contract costs after giving effect to the most recent estimates of total cost. Risks relating to delivery, usage, productivity and other factors are considered in the estimation process. The effect of changes to total estimated contract revenue and costs is recognized in the period such changes are determined. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes apparent.

Network Expenses.  Network expense is recognized in the month in which the service is utilized. Accruals for unbilled leased network facilities, network access charges, and equipment colocation charges are based on circuit counts, estimated usage, and active colocation sites. Additionally, accrued network expense includes charges invoiced by carriers that are probable network expenses but have not yet been paid due to rate or volume disputes with other carriers. Network expenses do not include an allocation of depreciation or amortization expense.

Stock-Based Compensation.  The Company has three stock-based compensation plans, the 1997 Nonqualified Stock Option Plan, the 1998 Stock Incentive Plan and the Employee Stock Discount Purchase Plan. The Company applies the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and the related interpretations in accounting for the Company’s plans. Fixed stock option awards with pro-rata vesting are recognized as expense using the straight-line method over the vesting period.

Treasury Stock.  Treasury stock transactions are accounted for using the cost method.

Income Taxes.  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting.  The Company operates its business as a single segment, providing integrated telecommunications services. This segment includes all services offered by the Company, including local voice service, long distance service, data services, and customer premise equipment sales and maintenance services. These services have similar network operations and are sold through similar sales channels to the same targeted customer base. The Company manages these services as a single segment and prepares and reviews financial results on this single segment.

Use of Estimates in Financial Statements.  The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company continually evaluates its estimates, including those related to revenue recognition, accounts receivable, network expenses and impairment of long-lived assets. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Recent Accounting Pronouncements.  In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.” This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Adoption of this statement is required for fiscal years beginning after June 15, 2002. The adoption of this statement did not have a material effect on the financial condition or results of operations of the Company.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Adoption of this statement is required for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the financial condition or results of operations of the Company.

In November 2002, the Financial Accounting Standards Board’s Emerging Issues Task Force reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. EITF Issue No. 00-21 did not have a material effect on the financial condition or results of operations of the Company.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement, certain provisions of which have been delayed, did not have a material effect on the financial condition or results of operations of the Company.

In May 2003, the Financial Accounting Standards Board’s Emerging Issues Task Force reached a consensus on EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease. Under the provisions of EITF 01-8, arrangements conveying the right to control the use of specific property, plant or equipment must be evaluated to determine whether they contain a lease. The Company enters into contracts for the long-term supply and sale of information technology services and systems that, depending on the facts and circumstances, could be subject to EITF Issue No. 01-8. The new rules are being applied prospectively to such contracts entered into or modified after July 1, 2003. Accordingly, the impact of EITF Issue No. 01-8 on the Company’s future results of operations and financial position will depend on the terms contained in contracts signed after such date. The impact of EITF Issue No. 01-8 on the Company’s results of operations and financial position during 2003 was not material.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which addresses consolidation by business enterprises of variable interest entities (“VIEs”) either: (1) that do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) in which the equity investors lack an essential characteristic of a controlling financial interest. In December 2003, the Financial Accounting Standards Board completed deliberations of proposed modifications to FIN 46 (“Revised Interpretations”) resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations.

However, the Revised Interpretations must be applied no later than the Company’s first quarter of 2004. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. Special Purpose Entities created prior to February 1, 2003 may be accounted for under the original or Revised Interpretation’s provision no later than our fourth quarter of 2003. Non-Special Purpose Entities created prior to February 1, 2003, should be accounted for under the Revised Interpretation’s provisions no later than the Company’s first quarter of 2004. The adoption of FIN 46 did not have a material effect on the Company’s financial position or results of operations.

4.  Insurance and Taxes:

All insurance policies, including workers’ compensation and disability insurance, and all post-petition taxes due are fully paid for the current reporting period.

5.  Notes Payable and Accrued Interest:

Notes payable and accrued interest at March 31, 2004, consisted of the following:

Series B 11 3/4% notes, face amount $445,000 due March 15, 2008; effective interest rate of 12.21%; at accreted value	$440,489
Accrued interest - Series B 11 3/4% notes	12,782
12 7/8% senior notes, face amount $205,000 due May 15, 2008; effective interest rate of 13.24%; at accreted value	202,354
Accrued interest - 12 7/8% senior notes	13,050
$668,675

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

DETAIL OF DISBURSEMENTS BY DEBTOR ENTITY

(in thousands)

Debtor Name	Case Number	March 1 to March 31, 2004
Allegiance Telecom, Inc.	03-13057	$44,015
Adgrafix Corporation	03-13060	26
ALGX Business Internet, Inc.	03-13061	159
Allegiance Internet, Inc.	03-13062	3,783
Allegiance Telecom Company Worldwide	03-13064	3,090
Allegiance Telecom International, Inc.	03-13066	—
Allegiance Telecom of Arizona, Inc.	03-13067	563
Allegiance Telecom of California, Inc.	03-13069	4,274
Allegiance Telecom of Colorado, Inc.	03-13070	875
Allegiance Telecom of Florida, Inc.	03-13073	1,480
Allegiance Telecom of Georgia, Inc.	03-13074	1,377
Allegiance Telecom of Illinois, Inc.	03-13075	1,811
Allegiance Telecom of Indiana, Inc.	03-13076	—
Allegiance Telecom of Maryland, Inc.	03-13077	351
Allegiance Telecom of Massachusetts, Inc.	03-13078	604
Allegiance Telecom of Michigan, Inc.	03-13079	739
Allegiance Telecom of Minnesota, Inc.	03-13080	351
Allegiance Telecom of Missouri, Inc.	03-13081	474
Allegiance Telecom of Nevada, Inc.	03-13082	—
Allegiance Telecom of New Jersey, Inc.	03-13084	540
Allegiance Telecom of New York, Inc.	03-13055	2,049
Allegiance Telecom of North Carolina, Inc.	03-13085	—
Allegiance Telecom of Ohio, Inc.	03-13088	489
Allegiance Telecom of Oklahoma, Inc.	03-13090	—
Allegiance Telecom of Oregon, Inc.	03-13092	317
Allegiance Telecom of Pennsylvania, Inc.	03-13093	1,144
Allegiance Telecom of Texas, Inc.	03-13095	3,571
Allegiance Telecom of the District of Columbia, Inc.	03-13097	1,019
Allegiance Telecom of Virginia, Inc.	03-13098	109
Allegiance Telecom of Washington, Inc.	03-13099	565
Allegiance Telecom of Wisconsin, Inc.	03-13100	—
Allegiance Telecom Purchasing Company	03-13101	478
Allegiance Telecom Service Corporation	03-13103	27,480
Coast to Coast Telecommunications, Inc.	03-13104	106
Hosting.com, Inc.	03-13105	141
InterAccess Telecommunications Co.	03-13106	—
Jump.Net, Inc.	03-13107	1
Shared Technologies Allegiance, Inc.	03-13108	3,987
Virtualis Systems, Inc.	03-13109	2

TOTAL		$105,970